As filed with the Securities and Exchange Commission on July 31, 2009

                                                    Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

11-1817252

(State or other jurisdiction of

(I.R.S. Employer Identification No.)

incorporation or organization)

485 Madison Avenue

New York, New York 10022

(Address of Principal Executive Offices)

AMERICAN INDEPENDENCE CORP.

2009 STOCK INCENTIVE PLAN

(Full title of the plan)

Adam C. Vandervoort

Vice President, General Counsel and Secretary

American Independence Corp.

485 Madison Avenue

New York, New York 10022

 (Name and address of agent for service)

(212) 355-4141

          (Telephone number, including area code, of agent for service)

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐

   Accelerated filer  ☐

Non-accelerated filer  ☐

Smaller reporting company  ☒

CALCULATION OF REGISTRATION FEE

       ============================================================================================

Proposed maximum

Proposed maximum

  Title of securities

Amount to be

offering price

aggregate

Amount of

  to be registered

registered (1)

per share(2)

offering price

registration fee

-------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par value    6,550,556 shares(2)

$4.50

$29,477,502.00

$1,644.84

=======================================================================================================

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)  In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ Stock Market on July 27, 2009.

===========================================================================

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

 The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the American Independence Corp. 2009 Stock Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

       PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by American Independence Corp. (the “Registrant”), are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Commission on March 16, 2009;

(b)

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed with the Commission on May 11, 2009;

(c)

the Registrant’s current reports on Forms 8-K subsequent to December 31, 2008, as filed with the Commission on April 13, 2009; and

(d)

the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission of April 14, 1999, as amended by the Registrant’s Registration Statement on Form 8-A/A, filed with the Commission on April 22, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act , prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.

  Description of Securities.

Not applicable.

Item 5.

  Interests of Named Experts and Counsel.

The validity of the Company’s common stock being registered pursuant to this registration statement will be passed upon for the Registrant by its Vice President, General Counsel and Secretary, Adam C. Vandervoort.  Mr. Vandervoort holds options to purchase shares of the Company’s common stock.

 Item 6.

  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Seconded Amended and Restated Certificate of Incorporation and its Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchase, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Second Amended and Restated Certificate of Incorporation provides for indemnification of its directors in connection with any proceeding to the fullest extent permitted by law.

The Registrant has obtained directors’ and officers’ insurance providing indemnification for certain of the Registrant’s directors, officers and employees for certain liabilities.

Item7.

  Exemption from Registration Claimed.

Not applicable.

Item 8.

  Exhibits.

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 9.  Undertakings

a) The  undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 31, 2009.

AMERICAN INDEPENDENCE CORP.

By:  /s/ Roy T.K. Thung_______

       Roy T.K. Thung

       Chief Executive Officer and President

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy T.K. Thung, Teresa A. Herbert and Adam C. Vandervoort and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of American Independence Corp.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

_/s/ Roy T. K. Thung_______ Roy T.K. Thung	Chief Executive Officers and a Director (Principal Executive Officer)	July 31, 2009

_/s/ Teresa A. Herbert________ Teresa A. Herbert	Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2009

_/s/ Edward A. Bennett________
Edward A. Bennett	Director	July 31, 2009

_/s/ Edward Netter___________

Edward Netter	Director	July 31, 2009

_/s/ Ronald I. Simon__________
Ronald I. Simon	Director	July 31, 2009

_/s/ Myron M. Picoult_________
Myron M. Picoult	Director	July 31, 2009

_/s/ Martin E. Winter_________
Martin E. Winter	Director	July 31, 2009

INDEX TO EXHIBITS

4.1

Second Amended and Restated Certificate of Incorporation of the Registrant, 2002, incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002; as amended on February 13, 2003, such amendment incorporated herein by reference to the Registrant’s proxy statement on Form 14A filed with the Commission on January 3, 2003; and as amended on July 15, 2003, such amendment incorporated herein by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 16, 2003.

4.2	Amended Bylaws of the Registrant, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30 2002.
4.3	American Independence Corp. 2009 Stock Incentive Plan, incorporated by reference to the Proxy Statement for the Registrant’s Annual Meeting of Stockholders held on June 19, 2009.
4.4	Form of Restricted Share Unit Award Agreement under the American Independence Corp. 2009 Stock Incentive Plan.
4.5	Form of Stock Option Award Agreement under the American Independence Corp. 2009 Stock Incentive Plan.
5.1	Opinion of Adam C. Vandervoort regarding the legality of the securities being registered hereunder.
23.1	Consent of Adam C. Vandervoort (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, independent registered public accounting firm.
24	Power of Attorney (included on the Signature Page).

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